Exhibit 99.1

                                  PRESS RELEASE

                  GUM TECH SHAREHOLDERS APPROVE NAME CHANGE TO
                MATRIXX INITIATIVES, INC.; COMPANY ANNOUNCES NEW
                 PRODUCTS, CORPORATE STRATEGY AT ANNUAL MEETING

PHOENIX, June 18 /PRNewswire-FirstCall/ -- Gum Tech International Inc., (Nasdaq:
GUMM - NEWS) announced today at the Company's Annual Shareholders Meeting that shareholders had approved a proposal to change the Company's name to Matrixx Initiatives, Inc., and to change the Company's state of incorporation from Utah to Delaware. Following completion of the name change, the Company will trade on the Nasdaq Stock Market under the symbol MTXX.

The announcement was made by Carl J. Johnson, president and chief executive officer of Matrixx. "This is more than just a name change," said Mr. Johnson. "Today we are truly a new company, with a new corporate focus of developing innovative, proprietary products for improved delivery of consumer healthcare."

Mr. Johnson noted that the Company intended to continue building upon past successes and experience in developing and marketing over-the-counter (OTC) pharmaceuticals utilizing unique delivery systems. The Company currently produces, markets and sells Zicam(R) Cold Remedy nasal gel, a patented, homeopathic cold remedy; and Zicam(R) Allergy Relief nasal gel.

In 2001, the Company grew more than 49 percent over the previous year, achieving revenues of approximately $16.1 million. Gross profit increased $4.5 million during the same period, with a gross profit margin approaching 75 percent. Net income improved $1.4 million, and earnings per share improved $0.16 over the previous year.

OBJECTIVES AND GROWTH STRATEGY IN 2002

In 2002, Mr. Johnson said the Company would continue to focus on developing greater presence in the $20 billion U.S. consumer healthcare market, specifically targeting opportunities to combine monographed active ingredients, which are already approved by the Food and Drug Administration (FDA) as safe and effective, with novel delivery systems. He cited the reduced costs, increased speed to market and lower competition from larger pharmaceutical companies in this sector as key opportunities for Matrixx to grow its business.

"We intend to continue to achieve high revenue growth, strengthen equity in the Zicam brand, and increase shareholder value," said Mr. Johnson. "To accomplish this, we will provide aggressive marketing and advertising support for our existing products, extend the Zicam product line, explore other technologies and new products, identify unmet or underserved consumer needs, and pursue expansion of our geographic distribution base."

He noted that the Company's next growth initiative was already underway with the introduction of five new Zicam products at the National Association of Chain Drug Stores (NACDS) Marketplace meeting, currently taking place in San Diego, California. The new cough and cold products will build on the successful Zicam franchise and are based on formulas using Gum Tech's patented, proprietary nasal gel matrix technology, said Mr. Johnson. The new products include: Zicam Cold Remedy Swabs; Zicam Kids Size Cold Remedy Swabs; Zicam Extreme Congestion

Relief; Zicam Sinus Relief; and Zicam Nasal Moisturizer. In addition to the new products, the Company also updated packaging for the existing Zicam Cold Remedy and Zicam Allergy Relief products.

"Last year, we had two products on the market," said Mr. Johnson. "These new products will significantly expand our line and increase shelf impact for the Zicam brand. The product and package development is a true credit to the people who work at and with Matrixx, and to our commitment to profitably grow this business."

Mr. Johnson noted that the new product development had been accomplished in the less than six months since the Company acquired 100 percent of the patented gel technology from Gel Tech. "We are moving fast, and I must caution that the introduction of these products is contingent upon successful completion of required stability studies."

He also said that the Company would emphasize immediate growth opportunities in the domestic market, where there is a known regulatory environment and existing strong relationships with retail channel partners. Simultaneously, Matrixx is continuing to pursue options for international expansion, either through alliances with multi-national partners or by establishing distributor relationships.

Additionally, Mr. Johnson said that the Company was expanding its communications to consumers and shareholders through the launch later this week of a redesigned product information website at www.zicam.com , and with a newly developed corporate and investor relations website at www.matrixxinc.com .

MARKET GUIDANCE

William J. Hemelt, chief financial officer of Matrixx, said that the Company expects 2002 to be a good year, with expected revenue growth of 25 to 30 percent. "We expect to be profitable, and that our operations will be cash positive by the end of the year.

"However, the second quarter is historically our weakest, and will continue to be a challenge. Reflective of the continued soft cough and cold market, and the investments we have made to ready these new products for launch, we expect only modest growth during this period, and will not be profitable in Q2," he said.

"We intend to communicate clearly and regularly with the market and our shareholders in the months to come," said Mr. Hemelt. "Through webcasts, quarterly conference calls and, most importantly, through our new websites, information about the Company will be more accessible."

ABOUT MATRIXX INITIATIVES, INC.

Matrixx Initiatives, Inc. (formerly Gum Tech International, Inc.), based in Phoenix, Arizona, is an innovative nutrient and drug delivery technology company engaged in the development, manufacture and marketing of delivery systems for bioactive compounds in over-the-counter (OTC) pharmaceuticals. Matrixx produces, markets and sells Zicam Cold Remedy nasal gel, a patented, homeopathic remedy that has been clinically proven to significantly reduce the duration and severity of the common cold. In a study published in the October 2000 issue of

ENT - Ear, Nose and Throat Journal, the Zicam Cold Remedy product was shown to reduce the duration of the common cold by an average of 75 percent when taken at the onset of symptoms. The Company also manufactures and markets a full line of Zicam brand pharmaceuticals, including Zicam Allergy Relief nasal gel, a homeopathic remedy designed to provide relief to allergy sufferers; Zicam Cold Remedy Swabs; Zicam Kids Size Cold Remedy Swabs, a smaller version of the Zicam Cold Remedy Swabs for adults; Zicam Extreme Congestion Relief; Zicam Sinus Relief; and Zicam Nasal Moisturizer. For more information regarding Matrixx products, go to www.zicam.com . Additional corporate news and shareholder information can be found at www.matrixxinc.com .

For additional information, contact William Hemelt, chief financial officer, 602-387-5353, whemelt@matrixxinc.com, or Susan Bryan, investor relations, at 602-870-4752, sbryan@cabestpractice.com. Matrixx is located at 2375 East Camelback Road, Suite 500, Phoenix, Arizona 85016.

GUM TECH FORWARD LOOKING STATEMENT DISCLAIMER:

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company's intention to achieve high revenue growth, increase shareholder value, provide aggressive marketing and advertising support for its products, extend the Zicam product line, and expand the geographic distribution base of the Company, the Company's expectation of revenue growth of 25 - 30% for 2002 compared to last year, and the Company's expectation that it will be profitable in 2002 and cash flow positive by the end of 2002. These forward-looking statements are based on the Company's expectations and are subject to a number of risks and uncertainties, many of which cannot be predicted or quantified and are beyond the Company's control. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. Some factors that could cause actual results to differ materially from the Company's expectations include difficulties and delays in introducing, manufacturing and marketing the Company's new products, the failure of required stability studies for the new products, lack of market acceptance for the new products, unforeseen expense that could negatively impact profitability in 2002, and the introduction of rival products. Other factors that could cause actual results to differ materially from the Company's expectations are described in the Company's Annual Reports on Form 10-K filed pursuant to the Securities and Exchange Act of 1934 in the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" under the subheading "Risk Factors" filed pursuant to the Securities Exchange Act of 1934.